Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
In accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Edward Goldberg, Chief Executive Officer of Perimeter Solutions, SA (the “Registrant”), and Charles Kropp, Chief Financial Officer of the Registrant, each hereby certifies that, to the best of his knowledge on the date hereof:
1.the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022 (the “Quarterly Report”), to which this Certification is attached as Exhibit 32.1, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.
PERIMETER SOLUTIONS, SA
Date: August 5, 2022
By: /s/ Edward Goldberg
Edward Goldberg
Chief Executive Officer and Director
(Principal Executive Officer)

Date: August 5, 2022
By: /s/ Charles Kropp
Charles Kropp
Chief Executive Officer
(Principal Financial Officer and Principal
Accounting Officer)

This certification accompanies the Quarterly Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Registrant for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Registrant specifically incorporates it by reference.